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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): June 24, 1999


                      ECHOSTAR COMMUNICATIONS CORPORATION
                (Exact name of registrant as specified in charter)


          NEVADA                    0-26176                  88-0336997
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)


         5701 S. SANTA FE DRIVE
          LITTLETON, COLORADO                                   80120
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  (303) 723-1000

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    EchoStar Communications Corporation ("EchoStar" or "we" or "our") acquired, on June 24, 1999, certain high-power direct broadcast satellite
(DBS) assets from The News Corporation Limited ("News") and MCI Telecommunications Corporation ("MCI") in exchange for shares of our Class A Common Stock. News received 6,891,096 newly issued shares of our Class A Common Stock and MCI received 1,712,020 newly issued shares of our Class A Common Stock. The total of 8,603,116 shares, which is approximately 14.6 percent of our fully diluted equity and approximately 2.6 percent of total voting rights, reflects the agreed transaction value of approximately $1.2 billion (based on the recent average price of our Class A Common Stock) reduced by an aggregate of $45,680,000 due from News and MCI to EchoStar in fulfillment of certain obligations in the November 30, 1998 Purchase Agreement entered into by and among the parties, as amended. This reduction includes approximately $30 million as compensation to EchoStar in exchange for the elimination of a commitment by News to cause a platform in which News has an interest to enter into an agreement to purchase from our affiliated entity, EchoStar Technologies Corporation, a minimum of 500,000 set top boxes. The primary assets acquired by EchoStar from News and MCI in the transaction are:

- the rights to 28 frequencies at the 110 degree West Longitude orbital location from which we could transmit programming to the entire continental United States;

- two DBS satellites constructed by Space Systems/Loral, delivered in-orbit, and currently expected to be launched on Atlas rockets later this year;

- a recently-constructed digital broadcast operations center located in Gilbert, Arizona, which will serve as a backup for EchoStar;

- a worldwide license from NDS Limited to use certain technology in connection with the manufacture and distribution of set-top boxes intended for use with the services of certain network operators; and

- a three-year retransmission consent agreement for EchoStar to rebroadcast FOX Network owned-and-operated local station signals to their respective markets.

    Other than the transactions described herein and in the Exhibits listed in Item 7(c) below, there are no material relationships between News or MCI on the one hand and (i) us, (ii) our affiliates, (iii) our officers and directors, or (iv) any associate of any of our officers and directors on the other hand.

    The foregoing summary of the transaction is qualified in its entirety by the Exhibits listed in Item 7(c) below, each of which are incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.

(b) On June 24, 1999, we acquired certain high-power DBS assets from News and MCI in exchange for shares of our Class A common stock. On a pro forma basis, this transaction would have increased our total assets and total equity as of March 31, 1999 by $1.1 billion, to $2.8 billion and $1.1 billion, respectively.

(c) Exhibits:

10.1 Purchase Agreement, dated November 30, 1998, by and among American Sky Broadcasting, LLC, The News Corporation Limited, MCI Telecommunications Corporation, and EchoStar Communications Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated November 30, 1998, Commission File No. 0-26176).

10.2 Voting Agreement, dated November 30, 1998, by and among EchoStar Communications Corporation, American Sky Broadcasting, LLC, The News Corporation Limited and MCI Telecommunications Corporation (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated November 30, 1998, Commission File No. 0-26176).

10.3 First Amendment, dated June 23, 1999, to the Purchase Agreement dated November 30, 1998, by and among American Sky Broadcasting, LLC, The News Corporation Limited, MCI Telecommunications Corporation, and EchoStar Communications Corporation.

10.4 Registration Rights Agreement, dated June 24, 1999, by and among EchoStar Communications Corporation, MCI Telecommunications Corporation, American Sky Broadcasting, LLC, and News America Incorporated.

99.1  Press Release, dated June 24, 1999, of EchoStar Communications
      Corporation.


                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ECHOSTAR COMMUNICATIONS CORPORATION



Dated: July 2, 1999                    By: /s/ DAVID MOSKOWITZ
                                       David Moskowitz, Senior Vice President,
                                       General Counsel, Secretary, and Director